UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2013

General Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 West Fourth Street, Suite 210, Reno, Nevada	89503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(775) 583-4636

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2013, we entered into an assignment and purchase agreement between our company, our subsidiary, General Gold Corporation and Open Gold Corp., a Canadian junior mining company listed on the TSX Venture Exchange.

Pursuant to the agreement, Open Gold has agreed

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to acquire, by way of an assignment, all of our right, title and interest in and to 14 full and fractional unpatented lode mining claims located in the Battle Mountain District, Lander Country, Nevada, acquired by General Gold in April of 2005; and

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to acquire all of our right, title and interest in and to 480 acres of private fee surface land, exclusive of mineral rights, located in the Battle Mountain District, Lander County, Nevada, acquired by General Gold in April of 2009.

As consideration for the assignment of lease and sale of fee lands, Open Gold will issue such number of Open Gold shares to our company comprising 64% of the issued and outstanding shares of Open Gold at the time of closing. Pursuant to the agreement, we have agreed to distribute no less than 90% of the Open Gold shares to our shareholders, to be held by a trustee until 1) the registration and subsequent distribution of the Open Gold shares to our shareholders, and 2) such time as an escrow period, required by the TSX Venture Exchange, has elapsed. Pending distribution of the shares to our shareholders, the voting rights attached to our consideration shares will be limited to 14% of the total post-transaction issued and outstanding Open Gold shares, excluding shares held by the trustee, which cannot be voted.

Open Gold is required, as a condition to closing, to have completed a financing for gross proceeds of $2,350,000. Open Gold may pay finder's fees and commissions of up to 8% in shares on all or part of the financing. Open Gold has agreed to apply 85% of the proceeds of the financing to be used for the advancement of the property and working capital.

Closing of the transaction remains subject to various conditions precedent, including, but not limited, to the approval of our shareholders and in the case of Open Gold, approval of the TSX Venture Exchange and completion of due diligence inquiries. We will be calling a meeting shortly to seek the required shareholder approval. The above description of the assignment and purchase agreement is qualified by reference to the entire agreement, attached as exhibit 10.1 to the current report.

Item 9.01	Exhibits

10.1	Assignment and Purchase Agreement dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Daniel J. Forbush
Daniel J. Forbush
President and Director

Date:	May 21, 2013

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